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                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES UNDERLYING THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH UNDERLYING SECURITIES MAY ONLY BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF. IN ACCORDANCE WITH SECTION 3 HEREOF.

                                                                  ___________ 19


                          ROLLERBALL INTERNATIONAL INC.

                          COMMON STOCK PURCHASE WARRANT

                  __________________________________ or any assignee, transferee or other holder of this Warrant (the "Holder"), is hereby granted the right to purchase, at any time from __________ 19__ until 5:00 P.M., New York City time, on __________, 19__, up to ________ fully paid and non-assessable shares of the Common Stock, par value $.001 per share ("Common Stock"), of Rollerball International Inc., a Delaware corporation (the "Company").

                  This Warrant is exercisable at a price of $____________ per share of Common Stock issuable hereunder, payable in cash or by check, subject to adjustment as provided in Section 5 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the shares of Common Stock purchased, at the Company's principal executive offices (presently located at 9255 Doheny Road, Suite 2705, Los Angeles, California 90069), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

1.       EXERCISE OF WARRANT.

         The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2.       ISSUANCE OF STOCK CERTIFICATES.

         The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof, including, without limitation, any tax which may be payable in respect thereof, and such certificates shall


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         (subject to the provisions of Section 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however,. that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3.       RESTRICTION ON TRANSFER OF WARRANT AND WARRANT SHARES.

(a) Neither this Warrant nor any of the shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") may be sold, transferred, assigned, pledged or disposed of by the holders thereof (including, without limitation, transfers and dispositions by gift or by a corporation or other entity as a distribution) without the prior written consent of the Company. In addition, any such request by any such holder to sell, transfer, assign, pledge or dispose of this Warrant or any of the Warrant Shares must be accompanied by an opinion of counsel satisfactory to the Company to the effect that such sale, transfer, assignment, pledge or disposition is exempt from the provisions of Section 5 of the Securities Act of 1933, as amended (the "Act").

(b) Unless the Warrant Shares may, at the time of the exercise of this Warrant, be lawfully resold in accordance with a then currently effective registration statement or post-effective amendment to a registration statement under the Act, the Company may require, as a condition to the delivery of any Warrant Shares to be issued upon exercise of this Warrant:

         (i) that the Company receive an appropriate investment letter evidencing that the holder is acquiring such Warrant Shares for investment and not with a view to the distribution or public offering of all or any portion thereof, or any interest therein, and an agreement by such holder to the terms of the transfer restrictions contained in Section 3(a) hereof; and

         (ii) that the certificate or certificates issued to evidence such Warrant Shares bear an appropriate legend indicating such transfer restrictions.

3.       PURCHASE PRICE.

(a) The initial purchase price shall be $___________ per share of Common Stock. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 5 hereof.



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(b)      The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

5.       ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES.

(a) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

(b) Adjustment in Number of Warrant Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 5, the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full share by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

(c) Reclassification, Consolidation, Merger. etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder of this Warrant shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, as if such Holder had exercised this Warrant, at a price equal to the product of (x) the number of Warrant Shares issuable upon exercise of this Warrant and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance.

(d) No Adjustment of Purchase Price in Certain Cases. No adjustment of the Purchase Price shall be made:

         (i)      Upon the issuance or sale of the Warrants or the Warrant
                  Shares; or

         (ii) Upon the issuance or sale of shares of Common Stock or upon the issuance or exercise of options, rights or warrants, or upon the conversion or exchange of convertible or exchangeable securities; or



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         (iii)    If the amount of said adjustment shall be less than 10 cents
                  (10c) per share; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 10 cents (10c) per share.

(e) Notice of Adjustment. The Company shall notify the Holder in writing of~any adjustment to the Purchase Price or the number of Warrant Shares (or other securities) issuable upon exercise of this Warrant promptly following the occurrence of any event requiring such adjustment.

6.       REGISTRATION RIGHTS.

         The Holder of this Warrant and any holder of the Warrant Shares shall be entitled to the registration rights provided for in the Registration Rights Agreement between the Company and the original holder of that certain Debenture, upon the conversion of which this Warrant was issued. A copy of such Registration Rights Agreement is on file at the offices of the Company.

7.       EXCHANGE AND REPLACEMENT OF WARRANT.

(a) This Warrant is exchangeable, without expense, upon the surrender hereof by the registered holder at the principal executive office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the registered Holder hereof at the time of such surrender.

(b) If this Warrant is mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like form to the Holder hereof upon presentment and surrender of the mutilated Warrant, in case of mutilation, and upon receipt of evidence of loss, theft or destruction and of indemnity in all other cases, each in form satisfactory to the Company.

8.       ELIMINATION OF FRACTIONAL SHARES.

         The Company shall not be required to issue stock certificates representing a fraction of a share of Common Stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

9.       RESERVATION OF SHARES.

         The Company shall at all times reserve and keep available out of its authorized shares


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         of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of Warrant Shares as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

10.      NOTICES TO WARRANT HOLDERS.

         Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

(a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b) The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

11.      MISCELLANEOUS.

         Any notice, demand, request and other communications to be sent pursuant to this


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         Warrant shall be sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier (i) if to the Company, at the address set forth in the preamble to this Warrant, and (ii) if to the Holder, at the last address of the Holder as it shall appear on the registry books of the Company. Such notice shall be deemed given when so mailed, provided that notice of change of address shall be effective only upon receipt.

(b) This Warrant and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

(c) This Warrant shall not be changed, modified or amended except by a writing signed by the party to be charged and this Warrant may not be discharged except by performance in accordance with its terms.

(d) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, and this Warrant shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

(e) The headings of this Warrant are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be hereunto affixed.

(Seal)                                     ROLLERBALL INTERNATIONAL INC.


                                           By:
                                               ---------------------------------
                                                    Jack Forcelledo
                                                    President




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                                SUBSCRIPTION FORM


                                                            _______________ 19__


TO:      ROLLERBALL INTERNATIONAL INC.


                  The undersigned hereby irrevocably elects to exercise the attached Common Stock Purchase Warrant to the extent of ______ Shares of Common Stock of ROLLERBALL INTERNATIONAL INC. and hereby makes payment of $_______ in payment of the purchase price thereof.

                  INSTRUCTIONS FOR REGISTRATION OF STOCK

                  Name:
                         -----------------------------------------------
                           (Please typewrite or print in block letters)

                  Address:
                         -----------------------------------------------

                         -----------------------------------------------

                         -----------------------------------------------


                                              ---------------------------------
                                                  Name of Warrant Holder


                                              ---------------------------------
                                                  Signature


                                              ---------------------------------
                                                  Date



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